Microsoft Word 11.0.6359;                                        EXHIBIT (99).2

Cognigen Networks, Inc.                     NEWS RELEASE

6405 218th Street, SW, Suite 305
Mountlake Terrace, Washington 98043                  For Immediate Release at 2:30 PM PDT
Tuesday, July 26, 2005
www.cognigen.com

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Cognigen Networks Launches LowestCostMall.com:
Online Site Offers Thousands of Deeply Discounted Products

Mountlake  Terrace,  Washington,  July 26  /PRNewswire-First  Call/ --  Cognigen
Networks,  Inc.  (OTC  Bulletin  Board:  CGNW-  news),  the  Seattle  area based
Internet-enabled  marketer of communications services and certificated reseller, today launched  LowestCostMall.com,  its innovative online shopping website that offers  thousands of products in a variety of  categories  at deeply  discounted prices. The new service is located at www.LowestCostMall.com.

Cognigen   pioneered   the   world's   first   Internet   based  long   distance
telecommunication  marketing  opportunity  in 1995.  The  Company  has  invested millions of dollars in developing  business  systems for its  independent  agent network  around  the  world.  To date  over  850,000  customers  have  purchased telecommunication  and personal technology services and products from Cognigen's websites.  Each of the  185,000  individuals,  who are  registered  as  Cognigen agents,  has a website that is replicated  from the main  www.ld.net  site. This massive Internet presence containing millions of pages has gained for Cognigen's principal  website the number one ranking among long distance  telecommunication marketing  websites  based on the number of unique  visits  and pages  viewed by
Ranking.com.  Cognigen and its agents account for 11 of the top 27 long distance telecommunication websites listed by Ranking.com.

Thomas S. Smith,  Cognigen's  president and CEO, issued the following statement.
"Our  decision  to enter the highly  competitive  arena of  general  merchandise online  shopping was founded on our belief that  LowestCostMall.com  would enjoy significant  advantages from the onset that other successful enterprises in this field  did not  have  when  they  launched  their  services.  Cognigen  provides
LowestCostMall.com  with a large,  seasoned and loyal agent distribution channel to drive  visitors to the new website  coupled with a wealth of  experience  and proprietary  operating  technology in Internet based marketing.  When you add to that robust agent network a very substantial telecommunication services customer base  that we have  served  over the past  decade,  it  becomes  quite  apparent
LowestCostMall.com  has a running  start at gaining  widespread  acceptance  and market share."

Mr. Smith  continued,  "To  accelerate  development of this new  enterprise,  we engaged the services of Cognigen's  former CEO, Darrell H. Hughes, to coordinate its design,  development  and execution.  His efforts and those of our CFO, Gary
Cook, along with the tireless work of our dedicated professional staff headed by
Natasha Kocharov, have produced remarkable results. Visually, LowestCostMall.com provides a friendly and seamless buying  experience for customers  familiar with online  shopping as well as for those who are buying  online for the first time.
LowestCostMall.com  is designed  to serve a public that is now buying  virtually everything  online for home, work and recreation.  This new service is a massive expansion of Cognigen's historic offerings beyond telecommunication  service and personal  technology.  We now offer and  deliver  personal  electronics,  gifts, flowers,  jewelry  and much  more.  Our goal is to  provide a broad  variety  of products  of  undisputed  quality at prices that are  competitive  with the most aggressive discount stores in the world."

Darrell Hughes, commented, "LowestCostMall.com was conceived with the purpose of providing its customers  with choice,  simplicity  and value.  I believe we have attained those  objectives.  We added to that concept mall  membership  programs that take already low prices even lower. There are significant  incentives built into the model that will generate interest and strong performance on the part of
Cognigen's  agent  base.  Following  the  Cognigen  model,  there  is no cost to register  as an agent  or  customer.  Mall  memberships  at  various  levels  of advantage are available at a modest cost. We have selected  products and pricing that allows the  average  shopper to save  hundreds of dollars  each year buying
what  they  use  everyday.   I  invite  the  public  and  our  agents  to  visit
www.LowestCostMall.com. Remember, our prices say it all."

About Cognigen

Cognigen Networks,  Inc., based in metropolitan  Seattle,  Washington,  offers a wide range of telecommunication services and related technology products via its
Web site, http://www.cognigen.com.  Cognigen's robust marketing engine harnesses distribution  channels  featuring a prominent  Internet  presence,  a network of
independent  agents  and  several  affiliate  groups,   each  having  their  own
customized Web site. Cognigen's agent initiated sales as well as those generated directly off its main website are fulfilled via proprietary  software  utilizing the Internet.  The Company sells its own  proprietary  services  under the Cogni label as a  certificated  reseller  and  carrier,  and resells  the  services of industry  leaders  such  as  2Speak,  AccuLinq,  Inphonic  Cellular,  ShopForT1,
Convergia,  IBN Intertelecom,  The Neighborhood built by MCI, Pioneer Telephone,
OPEX, PowerNet Global, Speakeasy,  UniTel and Trinsic. Cognigen is authorized to operate as an  interstate  and  international  carrier  under Section 214 of the rules of the Federal  Communications  Commission  and is regulated by some state public  utility  commissions  as a reseller of interstate  and  intrastate  long distance  telecommunications  services.  Since  September of 1999,  Cognigen has sold, on behalf of its vendors and for its own account, services and products to approximately 850,000 customers worldwide.

The information herein contains forward-looking statements,  including,  without limitation,  statements relating to Cognigen Networks, Inc. Although the Company believes that the expectations  reflected in the forward-looking  statements are reasonable,  no assurance can be given that such  expectations  will prove to be correct.  The  forward-looking  statements  involve risks and uncertainties that affect the Company's  business,  financial  condition and results of operations, including  without  limitation,  the  Company's  possible  inability  to  become certified  as  a  reseller  in  all  jurisdictions  in  which  it  applies,  the possibility  that the Company's  proprietary  customer base will not grow as the
Company expects,  the Company's  inability to obtain additional  financing,  the
Company's  possible lack of producing agent growth,  the Company's possible lack of revenue  growth,  the  Company's  possible  inability to add new products and services  that generate  increased  sales,  the Company's  possible lack of cash flows,  the  Company's  possible  loss  of key  personnel,  the  possibility  of telecommunications rate changes and technological changes and the possibility of increased competition. Many of these risks are beyond the Company's control. The
Company is not entitled to rely on the safe harbor  provisions of Section 27A of the  Securities  Act of 1933,  as  amended,  or  Section  2lE of the  Securities
Exchange Act of 1934, as amended, when making forward- looking statements.

Source:  Cognigen Networks, Inc.

                  Contact:          Thomas S. Smith
                                    Meridian Center - 9800 Mt. Pyramid Court, Ste 400
                                    Englewood, CO 80112

                                    720-895-1912 voice
                                    720-895-1917 fax
                                    toms@ld.net